L&L CPAs, PA

FL Office
7951 SW 6th Street, Suite 216
Plantation, FL 33324
Tel: 954-424-2345
Fax: 954-424-2230

January 26, 2021

U.S. Securities & Exchange Commission
Office of the Chief accountant
100 F Street, NE
Washington, DC 20549
202-551-5300 PHONE
202-772-9252 FAX

To Whom It May Concern:

This Letter is to inform you that effective January 26, 2021, L&L CPAS, PA is no longer the auditor of record for the following registrant:

BorrowMoney.com, Inc., 512 Bayshore Drive, Fort Lauderdale, Florida 33304

Sincerely,

L&L CPAs P.A

L&L CPAS, PA